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                                                                      Exhibit 16


                      Letter relating to Change in Accountants




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


                            Moorman Manufacturing Company



We have read the section entitled "Change in Accountants" of this Proxy Statement of Moorman Manufacturing Company and are in agreement with the statements contained thereunder.


Yours very truly,

 /s/  Price Waterhouse LLP


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                                                                      Exhibit 16